PROSPECTUS SUPPLEMENT (to Prospectus Supplement dated September 8, 2004 to Prospectus dated April 23, 2004)

                           $883,853,000 (APPROXIMATE)

                         FREMONT HOME LOAN TRUST 2004-2
                    ASSET-BACKED CERTIFICATES, SERIES 2004-2

                        FINANCIAL ASSET SECURITIES CORP.
                                    DEPOSITOR

                            LITTON LOAN SERVICING LP
                                    SERVICER

         The table appearing on page S-76 is replaced with the following:




      DISTRIBUTION DATE OCCURRING IN                              PERCENTAGE
---------------------------------------------------------------------------------------------------
October 2007 through September 2008         3.00% for the first month, plus an additional 1/12th of
                                            2.00% for each month thereafter.

October 2008 through September 2009         5.00% for the first month, plus an additional 1/12th of
                                            1.00% for each month thereafter.

October 2009 through September 2010         6.00% for the first month, plus an additional 1/12th of
                                            0.50% for each month thereafter.

October 2010 through September 2011         6.50% for the first month, plus an additional 1/12th of
                                            0.25% for each month thereafter.

October 2011 and thereafter                 6.75% for each month.


                              RBS GREENWICH CAPITAL

                                September 9, 2004